UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): January 17, 2005
Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

_____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2005, Transpro, Inc. and Modine Manufacturing Company signed a modification to the letter of intent dated October 28, 2004, as previously modified on December 15, 2004, relating to the proposed merger of Transpro and Modine's aftermarket business and the sale of Transpro's heavy duty OEM business to Modine. Under the letter as modified, the parties anticipate executing definitive agreements concerning the transaction as soon as practicable following the execution of the modification. The January 17, 2005 modification to the letter of intent further extends the exclusivity period from January 17, 2005 to January 31, 2005. Copies of the letter of intent and the December 15, 2004 and January 17, 2005 modifications are attached as Exhibits 10.1(a),(b) and (c) hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description	Incorporated Herein By Reference To	Filed Herewith
10.1(a)	Letter of intent dated October 28, 2004.		X
10.1(b)	Modification, dated December 15, 2004, to the letter of intent dated October 28, 2004.		X
10.1(c)	Modification, dated January 17, 2005, to the letter of intent dated October 28, 2004, as previously modified on December 15, 2004.		X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D.B. Rayburn
D.B. Rayburn President and Chief Executive Officer

By: /s/ D.R. Zakos
D.R. Zakos Vice President, General Counsel and Secretary

Date: January 18, 2005

EXHIBIT INDEX
Exhibit Number	Description	Incorporated Herein By Reference To	Filed Herewith
10.1(a)	Letter of intent dated October 28, 2004.		X
10.1(b)	Modification, dated December 15, 2004, to the letter of intent dated October 28, 2004.		X
10.1(c)	Modification, dated January 17, 2005, to the letter of intent dated October 28, 2004, as previously modified on December 15, 2004.		X